EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Met-Pro Corporation:

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 pertaining to Met-Pro Corporation Salaried Employee Stock Ownership Plan of our report dated May 22, 2008 relating to the financial statements and financial schedules of Met-Pro Corporation Salaried Employee Stock Ownership Plan which appears in this Form 11-K.

/s/ Margolis & Company P.C.
Certified Public Accountants
Bala Cynwyd, PA
July 15, 2008